Exhibit 16.1

March 14, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Sonic Foundry, Inc.

File No. 000-30407

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Sonic Foundry, Inc. dated March 10, 2024, and agree with the statements concerning Wipfli LLP contained therein.

Very truly yours,

/s/ Wipfli LLP